Exhibit 10.7

AMENDMENT NO. 2 TO FORBEARANCE
AND COLLATERAL ACCOUNT AGREEMENT

     THIS AMENDMENT ("Amendment") is made as of __________, 2002, by and among:

PARTIES

     (i)     ALS HOLDINGS, INC., a Delaware corporation, and ALS WISCONSIN HOLDINGS, INC., a Delaware corporation (collectively, the "Borrowers");

     (ii)     ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. (the "Guarantor");

     (iii)     WASHINGTON MUTUAL BANK, FA, a federal association, U.S. BANK NATIONAL ASSOCIATION, f/k/a Firstar Bank Milwaukee, N.A., and AMSOUTH BANK, the Lenders under, and as defined in, the Financing Agreement described below (in such capacity, the "Lenders"); and

     (iv)     WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to Bank United, in its capacity as agent (in such capacity, the "Agent") for the Lenders under the Financing Agreement.

     Borrowers, Guarantor, Lenders and Agent are collectively referred to herein as the "Parties."

RECITALS

     The Parties have entered into that certain Forbearance and Collateral Account Agreement dated as of November 1, 2001, as amended by Amendment No. 1 dated as of December, 2001 (as so amended, the "Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given in the Agreement. The Forbearance Period under the Agreement during which Agent and Lenders agreed to refrain from exercising certain remedies under the Financing Agreement and certain related documents has expired.

     Pursuant to that certain Collateral Disposition Agreement dated as of the date hereof between Borrowers, Guarantor, Agent and Lenders, Borrowers and Guarantor have agreed to permit Agent, on behalf of Lenders, to foreclose Lenders' interests in the Properties (as defined in the Collateral Disposition Agreement) and the other Collateral (as defined in the Collateral Disposition Agreement) with the cooperation of Borrowers and Guarantor or, alternatively at the option of Agent, to provide Agent or any one or more nominees of Agent with deeds in lieu of foreclosure with respect to some of the Properties and the other Collateral, or, subject to the prior approval of Agent and Lenders, to sell the Properties to third parties, upon the terms and subject to the conditions of the Collateral Disposition Agreement.

In connection with the Collateral Disposition Agreement, the Parties desire to amend the Agreement to provide for an adjustment to the monthly amount of funds distributed to Agent and Lenders from the Cash Collateral Account upon each foreclosure or sale of a Property or a deed in lieu of foreclosure with respect to a Property pursuant to the Collateral Disposition Agreement.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

    Amendment to Section 3.2 - Deposits to the Account. Section 3.2 is hereby amended by deleting the introductory paragraph thereof in its entirety and replacing it with the following: "Prior to the transfer of each Facility and the related Collateral pursuant to that certain Collateral Disposition Agreement dated as of October 8, 2002 between Borrowers, Guarantor, Agent and Lenders (the "Collateral Disposition Agreement"), the Borrowers and the Guarantor shall cause the gross amount of all rents, issues and profits of such Facility and all other payments received by the Borrowers, the Guarantor or any of their affiliates, agents, managers, lessees, independent contractors or representatives in respect of such Facility or any of the other Collateral (all of the foregoing being referred to collectively as the "Cash Collateral") to be deposited directly into the Cash Collateral Account. To effect the foregoing:".
    Amendment to Section 3.5 - Disbursement of Funds to the Lenders. Section 3.5 is hereby amended by deleting the period at the end thereof and replacing it with the following: "; provided, however, that on the Recordation Date (as defined in the Collateral Disposition Agreement ) for a Facility, the monthly amount distributable to Agent and Lenders pursuant to this Section 3.5, as it may have been previously reduced or increased pursuant to this Section 3.5, shall be reduced or increased by the amount shown opposite such Facility in the following table:

Facility	Reduction in Monthly Payment
Leesburg, Florida	$30,000
Pin Oak, Florida (Clare Bridge)	$4,000
Pin Oak, Florida (Wynwood)	$4,000
Tequesta, Florida (Clare Bridge)	$16,000
Michigan City, Indiana (Sterling Cottage)	$30,000
Michigan City, Indiana (Sterling House)	$28,000
Lawrence, Kansas	$12,000
Owatonna, Minnesota (Clare Bridge)	$12,000
Owatonna, Minnesota (Sterling House)	$12,000
Southern Pines, North Carolina (Sterling House)	$12,000
Dublin Borough, Pennsylvania	$28,000
Appleton, Wisconsin	$24,000

Facility	Increase in Monthly Payment
Tequesta, Florida (Villas)	$4,000
Lenexa, Kansas	$4,000
Southern Pines, North Carolina (Clare Bridge)	$4,000"

    Amendment to Section 3.6 - Release of Deposit Funds to Borrowers. Section 3.6 is hereby amended by deleting the words "and continuing through the end of the Forbearance Period" therefrom.

    Representations and Warranties. Each Borrower and Guarantor hereby restates and reconfirms all representations, warranties and covenants set forth in the Forbearance Agreement as of the date of this Amendment.

    No Impairment of Lien. Nothing in this Amendment shall alter or impair the lien priority of the lien granted under any of the Security Documents. Any assertion by the Borrowers, the Guarantor, any junior lienholder (if any) on the Collateral, or any other party that the execution and delivery of this Amendment or the consummation of the transactions contemplated herein have altered or impaired the Agent's lien priority shall, at the Agent's option, render this Amendment null and void.

    Defaults Not Cured. The Agent's and Lenders' entering into this Amendment shall not in any way be considered to be a cure of the Borrowers' or the Guarantor's defaults under the Financing Documents or a discharge or novation with respect to the Notes. Neither this Amendment nor the receipt and application of payments by the Agent and the Lenders shall constitute a waiver by the Agent or the Lenders of their rights to foreclose on the Collateral or otherwise to exercise any of the other rights and remedies provided in the Financing Documents, subject to the Collateral Disposition Agreement, nor shall any provision contained in this Amendment or the receipt and application of any payments result in the Agent or Lenders being estopped from exercising such rights or remedies.

    No Modification. This Amendment does not constitute a novation as to any of the Financing Documents, the Forbearance Agreement or the Collateral Disposition Agreement and does not modify, alter, amend, or in any way affect the terms and conditions of the Financing Documents, the Forbearance Agreement, the Collateral Disposition Agreement or any of them except as expressly and specifically stated herein.

    Other Obligations. Subject to the amendment to the Forbearance Agreement expressly provided for in this Amendment, nothing contained in this Amendment will in any manner whatsoever alter, impair or affect the obligations of the Borrowers or the Guarantor, or relieve the Borrowers or the Guarantor of any of their obligations to make payments and perform all of their other obligations required under the Financing Documents and the Forbearance Agreement, subject to the Collateral Disposition Agreement.

    Successors and Assigns Bound. This Amendment shall be binding upon the Borrowers, the Guarantor, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of, and may be enforced by the Agent and the Lenders and their successors, transferees and assigns. The Borrowers and the Guarantor shall not assign any of their rights and obligations under this Amendment without the prior written consent of the Agent.

    No Third-Party Beneficiaries. This Amendment is intended solely for the benefit of the Borrowers, the Guarantor, the Lenders and the Agent and their respective successors and permitted assigns, and no third party shall have any rights or interest in any provision of this Amendment, the other Financing Documents or the Forbearance Agreement.

    Amendment and Waiver. No amendment to this Amendment will be valid unless it is made in writing and executed by the Parties. No specific waiver or forbearance for any breach of any of the terms of this Amendment shall be considered as a general waiver of that or any other term of this Amendment.

    Entire Agreement. This Amendment contains the complete and entire understanding of the Parties with respect to the subject matter hereof. If any provision of this Amendment is in conflict with any provision of any of the Financing Documents or the Forbearance Agreement, the provision contained in this Amendment will control; provided, however, that if any provision of this Amendment is in conflict with any provision of the Collateral Disposition Agreement, the provision contained in the Collateral Disposition Agreement will control.

    Severability. The invalidity, illegality, or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, all of which shall remain in full force and effect.

    Time Is of the Essence. Time is of the essence under this Amendment and every term, covenant, and obligation contained herein.

    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

    Effectiveness. This Amendment will not become effective until it has been executed by all Parties.

    Counterparts; Faxed Signatures. This Amendment may be executed in any number of counterparts and by each Party on a separate counterpart. All such counterparts will constitute one and the same agreement. Delivery of a signed copy of this Amendment, or of the signature page of this Amendment, by facsimile transmission will be as effective as of delivery of an originally executed counterpart hereof.

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       IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

  BORROWERS:

  ALS HOLDINGS, INC.

  By:/s/ Mark W. Ohlendorf
  Name:  Mark W. Ohlendorf
  Title:  Vice President

  ALS WISCONSIN HOLDINGS, INC.

  By:/s/ Mark W. Ohlendorf
  Name:  Mark W. Ohlendorf
  Title:  Vice President

  GUARANTOR:

   ALTERRA HEALTHCARE CORPORATION

  By:  /s/ Mark W. Ohlendorf
  Name:  Mark W. Ohlendorf
  Title:  Vice President

  AGENT AND LENDERS:

   WASHINGTON MUTUAL BANK, FA,
  as the Agent and as a Lender

  By:  /s/ Gordon Kovacs
  Name:  Gordon Kovacs
  Title:  First Vice President

  U.S. BANK NATIONAL ASSOCIATION, f/k/a
  FIRSTAR BANK MILWAUKEE, N.A., as a
  Lender

  By:  /s/ Dale L. Welke
  Name:  Dale L. Welke
  Title:  Vice President

  AMSOUTH BANK, as a Lender
  By:  /s/ Carl M. Ferris
  Name:  Carl M. Ferris
  Title:  Vice President